Exhibit 16.2

[Cremin McCarthy & Company Letterhead]

02 February  , 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549
United States of America

Gentlemen,

Re:	AAE TECHNOLOGIES INTERNATIONAL, plc.

We have read Item 4 of 02Diesel Corporation’s report on Form 8-K and are in agreement with the statements contained therein. We have no basis to agree or disagree with other statements contained in the Form 8-K.

Very truly yours,

/s/ Cremin McCarthy & Company

Cremin McCarthy & Company Chartered
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